Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-256196) and Form S-8 (Nos. 333-105675, 333-161119, 333-188966, 333-190331, 333-211485, 333-264797, and 333-266693) of United States Cellular Corporation of our report dated February 16, 2023, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 16, 2023